Exhibit 99.1

TOREADOR ANNOUNCES START OF PRODUCTION FROM DOGU AYAZLI PLATFORM, PROVIDES OPERATIONAL UPDATE AND           PRELIMINARY SECOND PHASE DEVELOPMENT PLAN OFFSHORE TURKEY

•	Dogu Ayazli pipeline spur reconnected; gas flowing from platform
•	Ayazli platform deck on location and being prepared for lift onto tripod
•	Thrace exploration well plugged and abandoned

•	Preliminary plan approved for second phase of development in South Akcakoca Sub-basin project; approximately $120 million budget to the 100% interest
•	Fourth well in deeper waters of South Akcakoca Sub-basin project to spud in October

DALLAS, TEXAS – (September 19, 2007) – Toreador Resources Corporation (NASDAQ: TRGL) today provided an update on operations and disclosed the preliminary development plan for the second phase of the South Akcakoca Sub-basin (SASB) natural gas project in the Black Sea offshore Turkey. Toreador has a 36.75% interest in the SASB project. TPAO (the Turkish national oil company) has a 51% interest and is the operator. The remaining 12.25% is held by Stratic Energy.

Dogu Ayazli spur reconnected; initial production established from two wells

The operator, TPAO, has reported that the Dogu Ayazli platform in the SASB has been reconnected to the pipeline and that initial gas production has begun from the Dogu Ayazli-1 and -2 wells. Over the next week, the operator will be adjusting choke sizes on the Dogu Ayazli and Akkaya platforms to optimize production and a stable system flow rate should be established next week. The combined production from the Akkaya platform, which was put on production at the end of May, and the Dogu Ayazli platform is expected to be approximately 35 MMCFD gross from five wells.

Nigel Lovett, Toreador President and Chief Executive Officer, said, “I am very pleased that we have now reconnected the Dogu Ayazli platform and look forward to announcing the start of production from the Ayazli platform, which will complete the Phase I development. Together, these represent a truly transforming event for our company.”

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September 19, 2007

Ayazli deck on location and prepared for lifting

The deck for the Ayazli platform has been completed and towed onto location in the SASB project area for installation. The lift barge is on location and preparations are underway for lifting the deck onto the tripod. Two pre-drilled wells in the Ayazli Field have been completed and are ready for tie-back operations once the deck is installed. Production can start as soon as commissioning activities are complete. Initial production from the Ayazli platform is estimated to be 15 MMCFD to the 100% interest, at which point full production from the SASB is anticipated to reach 50 MMCFD.

Thrace exploration well plugged and abandoned

The Karaburun-1 exploration well drilled in the Thrace permit area in the Black Sea offshore Turkey has been plugged and abandoned at approximately 1,300 meters depth. The well penetrated the targeted Sogucak formation deeper than expected and the anticipated reef structure did not develop. Toreador expects to record a dry hole cost of approximately $4 million in the third quarter of 2007. Toreador was the operator and held a 50% interest in the well.

Preliminary plan for the next phase of development in the SASB project approved by joint venture partners

In late August, the operator, TPAO, presented a preliminary plan, subject to revision during the detailed planning phase, for the second phase of development in the SASB which was approved by joint venture partners, Toreador Resources and Stratic Energy. The plan includes a four-pile, six-well slot production structure that can accommodate a platform drilling and completion rig; an offshore pipeline; tie-back of two pre-drilled wells; and the drilling of up to four development wells. The plan is designed to achieve early production from the Akcakoca-3 and -4 wells, and include additional production by the end of 2009 from the development wells to be drilled from the production platform.

On a gross basis, the operator preliminarily estimates capital expenditures of approximately $4 million in 2007, $74 million in 2008, and $42 million in 2009, or an aggregate of approximately $120 million. Toreador’s 36.75% share of the estimated expenditures is approximately $2 million in 2007, $27 million in 2008, and $15 million in 2009, or an aggregate of approximately $44 million over the development period. Toreador expects to be able to fund its share of these development costs from operating cash flow, with no need for any form of external financing in order to meet these obligations.

The preliminary timeline, which is subject to revision, anticipates that detailed engineering plans and studies will take place during the remainder of 2007. Procurement and

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September 19, 2007

fabrication of the platform is expected to start in 2008 and finish in early-to-mid 2009. Pipeline construction, platform installation and tie-back of the Akcakoca-3 and -4 wells is anticipated to take place in 2009 with first gas from the two pre-drilled wells expected thereafter. During the third and fourth quarters of 2009 up to four development wells are expected to be drilled from the platform and brought onto production.

“The second-phase development plan proposed by the operator represents a reasonable approach to securing first gas expeditiously,” commented Mr. Lovett. “That will allow cash flows from the SASB to fund subsequent capital expenditures in this multi-phase, multi-year project.”

Toreador management estimates that only 40% of the seismic anomalies in the immediate area have been drilled, with additional prospects both east and west of the current project.

Bati Eskikale-1 well expected to spud in early October

In the deeper waters of the SASB project area, an exploration well on the Bati Eskikale prospect is expected to spud in early October. The Bati Eskikale prospect lies along the same fault trend as the Akcakoca Field approximately 5.5 kilometers to the west northwest of the Akcakoca-3 well. The Bati Eskikale-1 is targeting the same stacked pay sands in the Eocene-age Kusuri formation that has proven to contain gas in 13 other wells in the project area. Seismic data on the prospect exhibits the same anomalies that have successfully indicated gas elsewhere in the sub-basin.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania and Turkey. More information about Toreador may be found at the company's web site, www.toreador.net.

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restriction, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange

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September 19, 2007

Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Toreador Resources
Stewart Yee, VP of Investor Relations

214-559-3933 or 800-966-2141

syee@toreador.net